Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Plug Power Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-228450, 333- 219079, 333-214737, and 333-189056) and Form S-8 (Nos. 333-222260, 333-200912, 333-175907, 333-90277, 333-90275, and 333-72734) of Plug Power Inc. of our report dated March 13, 2019, with respect to the consolidated balance sheets of Plug Power Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Plug Power Inc. Our report refers to the Company’s adoption of the new lease standard.

/s/ KPMG LLP

Albany, New York
March 13, 2019